Exhibit 32

Written Statement of Chief Executive Officer and Interim Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and interim Chief Financial Officer of ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the fiscal quarter ended March 31, 2006, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gene Warren
Gene Warren Chief Executive Officer and Interim Chief Financial Officer May 15, 2006